Exhibit 8.1

October 3, 2018

Select Income REIT

Two Newton Place

255 Washington Street, Suite 300

Newton, Massachusetts  02458

Ladies and Gentlemen:

The following opinions are furnished to Select Income REIT, a Maryland real estate investment trust (the “Company”), and this letter is to be filed with the Securities and Exchange Commission (the “SEC”) as Exhibit 8.1 to the Company’s Current Report on Form 8-K to be filed within one week of the date hereof (the “Current 8-K”) under the Securities Exchange Act of 1934, as amended.

We have acted as counsel for the Company in connection with its Registration Statement on Form S-3, File No. 333-227661 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”).  We have reviewed originals or copies of the Registration Statement, such corporate records, such certificates and statements of officers of the Company, of public officials, and of other persons, and such other documents as we have considered relevant and necessary in order to furnish the opinions hereinafter set forth.  In doing so, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such documents.  Specifically, and without limiting the generality of the foregoing, we have reviewed: (i) the Company’s amended and restated declaration of trust, as amended, and its amended and restated bylaws; (ii) the amended and restated declaration of trust, as amended, and the amended and restated bylaws of Government Properties Income Trust (“GOV”); (iii) the amended and restated declaration of trust and the amended and restated bylaws of Industrial Logistics Properties Trust (“ILPT”); (iv) the prospectus supplement dated October 3, 2018 (the “Prospectus Supplement”) to the final prospectus dated October 2, 2018 (as supplemented by the Prospectus Supplement, the “Prospectus”), which forms a part of the Registration Statement, relating to, inter alia, the offering of common shares of beneficial interest in the Company by GOV (the common shares so offered, the “Offered Securities”); (v) the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2017 (the “SIR Form 10-K”); (vi) GOV’s Annual Report on Form 10-K for its fiscal year ended December 31, 2017 (the “GOV Form 10-K”); (vii) ILPT’s Annual Report on Form 10-K for its fiscal year ended December 31, 2017 (the “ILPT Form 10-K”, and collectively with the SIR Form 10-K and the GOV Form 10-K, the “Forms 10-K”); (viii) the section of Item 8.01 of the

Select Income REIT

October 3, 2018

Company’s Current Report on Form 8-K filed with the SEC on September 17, 2018 (the “Prior SIR 8-K”) captioned “Material United States Federal Income Tax Considerations”; (ix) the section of Item 8.01 of GOV’s Current Report on Form 8-K filed with the SEC on September 17, 2018 (the “GOV 8-K”) captioned “Material United States Federal Income Tax Considerations”; (x) the Company’s Quarterly Reports on Form 10-Q for its quarterly periods ended March 31, 2018 and June 30, 2018 (the “SIR Forms 10-Q”); (xi) GOV’s Quarterly Reports on Form 10-Q for its quarterly periods ended March 31, 2018 and June 30, 2018 (the “GOV Forms 10-Q”); and (xii) ILPT’s Quarterly Reports on Form 10-Q for its quarterly periods ended March 31, 2018 and June 30, 2018 (the “ILPT Forms 10-Q”, and collectively with the SIR Forms 10-Q and the GOV Forms 10-Q, the “Forms 10-Q”).  For purposes of the opinions set forth below, we have assumed that any documents (other than documents which have been executed, delivered, adopted or filed, as applicable, by the Company prior to the date hereof) that have been provided to us in draft form will be executed, delivered, adopted and filed, as applicable, without material modification.

The opinions set forth below are based upon the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations issued thereunder, published administrative interpretations thereof, and judicial decisions with respect thereto, all as of the date hereof (collectively, “Tax Laws”), and upon the Employee Retirement Income Security Act of 1974, as amended, the Department of Labor regulations issued thereunder, published administrative interpretations thereof, and judicial decisions with respect thereto, all as of the date hereof (collectively, “ERISA Laws”).  No assurance can be given that Tax Laws or ERISA Laws will not change.  In the discussions with respect to Tax Laws matters and ERISA Laws matters in the sections of Item 1 of the SIR Form 10-K captioned “Material United States Federal Income Tax Considerations” and “ERISA Plans, Keogh Plans and Individual Retirement Accounts”, as supplemented by the discussions in the section of the Prospectus Supplement captioned “Material United States Federal Income Tax and ERISA Considerations” and in the section of Item 8.01 of the Prior SIR 8-K captioned “Material United States Federal Income Tax Considerations”, certain assumptions have been made therein and certain conditions and qualifications have been expressed therein, all of which assumptions, conditions and qualifications are incorporated herein by reference.  With respect to all questions of fact on which our opinions are based, we have assumed the initial and continuing truth, accuracy and completeness of: (i) the information set forth in the Current 8-K, in the Prior SIR 8-K, in the GOV 8-K, in the Forms 10-K, in the Forms 10-Q, in the Prospectus and in the Registration Statement and the documents incorporated therein by reference, and in the exhibits to the Current 8-K, the Prior SIR 8-K, the GOV 8-K, the Forms 10-K, the Forms 10-Q and the Registration Statement; and (ii) representations made to us by officers of the Company, officers of ILPT, officers of GOV, or contained in the Current 8-K, in the Prior SIR 8-K, in the GOV 8-K, in the Forms 10-K, in the Forms 10-Q, in the Prospectus and in the Registration Statement and the documents incorporated therein by reference, and in the exhibits to the Current 8-K, the Prior SIR 8-K, the GOV 8-K, the Forms 10-K, the Forms 10-Q and the Registration Statement, in each such instance without regard to qualifications such as “to the best knowledge of” or “in the belief of”.  We have not independently verified such information.

Select Income REIT

October 3, 2018

We have relied upon, but not independently verified, the foregoing assumptions.  If any of the foregoing assumptions are inaccurate or incomplete for any reason, or if the transactions described in the Current 8-K, in the Prior SIR 8-K, in the GOV 8-K, in the Forms 10-K, in the Forms 10-Q, in the Prospectus, or in the Registration Statement, or in any exhibits thereto or any documents incorporated therein by reference, have been or are consummated in a manner that is inconsistent with the manner contemplated therein, our opinions as expressed below may be adversely affected and may not be relied upon.

Based upon and subject to the foregoing:

(i)                                     we are of the opinion that the discussions with respect to Tax Laws matters and ERISA Laws matters in the sections of Item 1 of the SIR Form 10-K captioned “Material United States Federal Income Tax Considerations” and “ERISA Plans, Keogh Plans and Individual Retirement Accounts”, as supplemented by the discussions in the section of the Prospectus Supplement captioned “Material United States Federal Income Tax and ERISA Considerations” and in the section of Item 8.01 of the Prior SIR 8-K captioned “Material United States Federal Income Tax Considerations”, in all material respects are, subject to the limitations set forth therein, the material Tax Laws considerations and the material ERISA Laws considerations relevant to holders of the Offered Securities;

(ii)                                  we hereby confirm that the opinions of Sullivan & Worcester LLP referred to in said sections represent our opinions on the subject matters thereof;

(iii)                               GOV has qualified to be taxed as a real estate investment trust pursuant to Sections 856 through 860 of the Code and the Treasury regulations issued thereunder (a “REIT”) for each of its taxable years ended December 31, 2009 through December 31, 2017, and the proposed method of operation described in the GOV Form 10-K, the GOV Forms 10-Q, the GOV 8-K, and as represented to us by officers of GOV, will enable GOV to continue to satisfy the requirements for such qualification and taxation as a REIT under the Code; and

(iv)                              ILPT’s current investments and its current organization and plan of operation described in the ILPT Form 10-K, the ILPT Forms 10-Q, and as represented to us by officers of ILPT, will enable ILPT to satisfy the requirements for qualification and taxation as a REIT, commencing with ILPT’s taxable year ending December 31, 2018 and for subsequent taxable years.

Actual qualification and taxation as a REIT under the Code, however, will depend upon GOV’s and ILPT’s continued ability to meet, and their meeting, through actual annual operating results and distributions, the various qualification tests imposed by the Code and applicable Treasury regulations.

Our opinions above are limited to the matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other matters or any other transactions.

Select Income REIT

October 3, 2018

Further, we disclaim any undertaking to advise you of any subsequent changes of the matters stated, represented or assumed herein or any subsequent changes in Tax Laws or ERISA Laws.

This opinion is rendered to you in connection with the offering of the Offered Securities under the Prospectus.  Purchasers and holders of the Offered Securities are urged to consult their own tax advisors or counsel, particularly with respect to their particular tax consequences of acquiring, holding and disposing of the Offered Securities, which may vary for investors in different tax situations.  We hereby consent to the filing of a copy of this opinion as an exhibit to the Current 8-K, which is incorporated by reference in the Registration Statement, and to the references to our firm in the Prospectus Supplement and the Registration Statement.  In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Sullivan & Worcester LLP

SULLIVAN & WORCESTER LLP